UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                        February 14, 2013

     MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive, Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(901) 753-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 14, 2013, Mueller Industries, Inc. (the “Company”) and Gregory L. Christopher, its Chief Executive Officer, executed an amendment to Mr. Christopher’s employment agreement (the “Amendment”). At the request of Mr. Christopher and without any additional consideration, the Amendment eliminates his right to receive excise tax gross-up payments in the event that excise taxes would be imposed under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or any other similar tax would be imposed.

The description of the Amendment to Mr. Christopher’s employment agreement set forth herein is qualified in its entirety by the copy of the Amendment filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

10.1           Amendment No. 1 to Amended and Restated Employment Agreement by and between the Company and Gregory L. Christopher, dated February 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By: /s/ Gary C. Wilkerson
Name: Gary C. Wilkerson
Title: Vice President, General Counsel and Secretary
Date: February 14, 2013

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Employment Agreement by and between the Company and Gregory L. Christopher, dated February 14, 2013.